UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNIVERSAL SAFETY PRODUCTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED SEPTEMBER ___, 2025

UNIVERSAL SAFETY PRODUCTS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Telephone: (410) 363-3000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held on October ___, 2025

We cordially invite you to attend the Special Meeting (the “Meeting”) of stockholders of Universal Safety Products, Inc. (the “Company”). In the interest of providing our stockholders with greater access and flexibility to attend the Meeting, notice is hereby given that the location, date and time of the Meeting will be held in a virtual meeting format only on October ___, 2025 at 12:00 P.M. Eastern Time. You will not be able to attend the Meeting in person.

To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/MKMHAK9. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Proxy Card included with this Proxy Statement.

The Meeting will be held for the following purposes:

•	To approve an amendment to our Articles of Incorporation (the “Articles”) to increase the authorized shares of the Company’s common stock (the “Common Stock”) from 20,000,000 to 220,000,000 (the “Authorized Share Increase Proposal”);

•	To approve an amendment of our Articles to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Proposal”);

•	To approve an amendment of our Articles to authorize 20,000,000 shares of class B common stock (the “Class B Common Proposal”);

•	To approve an amendment of our Articles to eliminate super-majority voting requirements (the “Voting Rights Proposal”);

•	To approve our 2025 Equity Incentive Plan (the “Incentive Plan Proposal”);

•	To approve, pursuant to Rule 711 of the NYSE American, equity issuances to directors and executive officers of the Company (the “Equity Issuance Proposal”);

•	To approve, for purposes of complying with Rule 713(a) of the NYSE American, the issuance by the Company of additional shares of Common Stock underlying the Company’s Convertible Note issued pursuant to the Securities Purchase Agreement dated August 13, 2025 (the “PIPE Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting (the “Adjournment Proposal”).

The accompanying proxy statement sets forth additional information regarding the Meeting and provides you with detailed information regarding the business to be considered at the Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only stockholders of record at the close of business on ___________ ___, 2025, the record date for the Meeting, will be entitled to vote at the Meeting or any adjournments or postponements thereof. The proxy materials will be mailed to stockholders on or about September ___, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to be held on October __, 2025:

This Notice of Meeting of Stockholders and the accompanying Proxy Statement are available on the Internet at http://www.envisionreports.com/UUU for registered holders and http://www.edocumentview.com/UUU for street holders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Harvey B. Grossblatt
President and Chief Executive Officer
September __, 2025

HOW TO VOTE: Your vote is important. Whether or not you plan to virtually attend the Meeting, we hope you will vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting at the Meeting.

TABLE OF CONTENTS

Page
INFORMATION CONCERNING THE SPECIAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 220,000,000	9
Overview	9
Outstanding Shares and Purpose of the Amendment	9
Rights of Additional Authorized Shares	9
Potential Anti-Takeover Effects	10
Risks of Not Approving This Proposal	10
No Dissenters’ or Appraisal Rights	10
Required Vote and Board Recommendation	10
PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE 25,000,000 SHARES OF PREFERRED STOCK AND TO PERMIT THE ISSUANCE OF THOSE 25,000,000 SHARES OF PREFERRED STOCK WITH RIGHTS AND PREFERENCES TO BE DETERMINED BY THE BOARD FROM TIME TO TIME	11
Overview	11
Potential Advantages of the Preferred Stock Authorization	11
Potential Disadvantages of the Preferred Stock Authorization	11
Anti-Takeover Effects	12
No Dissenters’ or Appraisal Rights	12
Required Vote and Board Recommendation	12
PROPOSAL NO. 3: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CREATE A NEW CLASS OF COMMON STOCK	13
Overview	13
Class B Common Stock	13
Reasons for the Creation of the Class B Common Stock	13
Potential Disadvantages of the Class B Common Stock Authorization	14
Anti-Takeover Effects	14
No Dissenters’ or Appraisal Rights	14
Required Vote and Board Recommendation	14
PROPOSAL NO. 4: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS	15
Overview	15
Rationale for the Voting Rights Amendment	15
No Dissenters’ or Appraisal Rights	16
Required Vote and Board Recommendation	16
PROPOSAL NO. 5: APPROVAL OF THE 2025 STOCK INCENTIVE PLAN	17
Overview	17
Summary of the 2025 Plan	17
Types of Awards	19
New Plan Benefits under the 2025 Plan	22
U.S. Federal Income Tax Considerations	22
Required Vote and Board Recommendation	23
PROPOSAL NO. 6: APPROVAL OF EQUITY ISSUANCES TO DIRECTORS AND EXECUTIVE OFFICERS	24
Terms of the Issuances	24
Why the Company Needs Stockholder Approval	24
Effect of Proposal on Current Stockholders	24
Required Vote and Board Recommendation	24
PROPOSAL NO. 7: APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF THE CONVERTIBLE NOTES	25
Description of the SPA	25
Description of the Convertible Notes	25
Stockholder Approval Requirement	26
Reasons for Transaction	26
Effect on Current Stockholders; Dilution	26
Required Vote and Board Recommendation	27

PROPOSAL NO. 8: APPROVAL TO ADJOURN THE MEETING TO A LATER DATE OR TIME, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE OTHER PROPOSALS BEFORE THE MEETING	28
Overview	28
Consequences if the Adjournment Proposal is Not Approved	28
Required Vote and Board Recommendation	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
OTHER BUSINESS	30
ANNEX A – CERTIFICATE OF AMENDMENT FOR AUTHORIZED COMMON STOCK INCREASE	A-1
ANNEX B – CERTIFICATE OF AMENDMENT FOR PREFERRED STOCK AUTHORIZATION	B-1
ANNEX C – CERTIFICATE OF AMENDMENT FOR CLASS B COMMON STOCK AUTHORIZATION	C-1
ANNEX D – CERTIFICATE OF AMENDMENT FOR VOTING RIGHTS AMENDMENT	D-1
ANNEX E – 2025 STOCK INCENTIVE PLAN	E-1
ANNEX F – PROXY CARD

UNIVERSAL SAFETY PRODUCTS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Telephone: (410) 363-3000

PRELIMINARY PROXY STATEMENT

FOR THE MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER __, 2025

INFORMATION CONCERNING THE SPECIAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Universal Safety Products, Inc. (the “Company”), for use at the Special Meeting of the Company’s stockholders (the “Meeting”) to be held in virtual format on October ___, 2025 at 12:00 P.M. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the Meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about September ___, 2025.

The Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person. To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/MKMHAK9. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Action to be taken under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, Harvey B. Grossblatt, the Company’s President and Chief Executive Officer and James B. Huff, the Company’s Vice President, Secretary, Treasurer and Chief Financial Officer, or any one of them who acts, will vote:

•	FOR the approval of an amendment to our Articles of Incorporation (the “Articles”) to increase the authorized shares of common stock (the “Common Stock”) from 20,000,000 to 220,000,000 (the “Authorized Share Increase Proposal”);

•	FOR the approval of an amendment of our Articles to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Proposal”);

•	FOR the approval of an amendment of our Articles to authorize 20,000,000 shares of class B common stock (the “Class B Common Proposal”);

•	FOR the approval of an amendment of our Articles to eliminate super-majority voting rights (the “Voting Rights Proposal”);

•	FOR the approval of our 2025 Equity Incentive Plan (the “Incentive Plan Proposal”);

•	FOR the approval, pursuant to Rule 711 of the NYSE American, of equity issuances to directors and executive officers of the Company (the “Incentive Plan Proposal”);

•	FOR the approval, for purposes of complying with Rule 713(a) of the NYSE American, the issuance by the Company of additional shares of Common Stock underlying the Company’s Convertible Note issued pursuant to the Securities Purchase Agreement dated August 13, 2025 (the “PIPE Proposal”); and

•	FOR the approval of the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting (the “Adjournment Proposal”).

By submitting your proxy (via the Internet, telephone or mail), you authorize Harvey B. Grossblatt, the Company’s President and Chief Executive Officer and James B. Huff, the Company’s Vice President, Secretary, Treasurer and Chief Financial Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. They also may vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of the Meeting?

At the Meeting, the stockholders will be asked:

•	To approve an amendment to our Articles of Incorporation (the “Articles”) to increase the authorized shares of the Company’s common stock (the “Common Stock”) from 20,000,000 to 220,000,000 (the “Authorized Share Increase Proposal”);

•	To approve an amendment of our Articles to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time (the “Blank Check Preferred Proposal”);

•	To approve an amendment of our Articles to authorize 20,000,000 shares of class B common stock (the “Class B Common Proposal”);

•	To approve an amendment of our Articles to eliminate super-majority voting requirements (the “Voting Rights Proposal”);

•	To approve our 2025 Equity Incentive Plan (the “Incentive Plan Proposal”);

•	To approve, pursuant to Rule 711 of the NYSE American, equity issuances to directors and executive officers of the Company (the “Equity Issuance Proposal”);

•	To approve, for purposes of complying with Rule 713(a) of the NYSE American, the issuance by the Company of additional shares of Common Stock underlying the Company’s Convertible Note issued pursuant to the Securities Purchase Agreement dated August 13, 2025 (the “PIPE Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting (the “Adjournment Proposal”).

Who is entitled to vote at the Meeting?

The Board has fixed the close of business on _________, 2025 as record date for the Meeting (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to vote at the Meeting. The only class of stock entitled to be voted at the Meeting is our Common Stock. All stockholders are entitled to one vote for each share of Common Stock held by them.

A majority of the _______________ outstanding shares of Common Stock, or __________ such shares, will constitute a quorum at the Meeting.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1	Approval of an amendment to our Articles to increase the authorized shares of Common Stock from 20,000,000 to 220,000,000	“FOR” votes from the holders of two-thirds (2/3rds) of the shares of Common Stock issued and outstanding	Against	Not applicable(1)	Routine
2	Approval of an amendment of our Articles to authorize 25,000,000 shares of “blank check” preferred stock	“FOR” votes from the holders of two-thirds (2/3rds) of the shares of Common Stock issued and outstanding	Against	Against	Non-routine
3	Approval of an amendment of our Articles to authorize 20,000,000 shares of class B common stock	“FOR” votes from the holders of two-thirds (2/3rds) of the shares of Common Stock issued and outstanding	Against	Against	Non-routine
4	Approval of an amendment of our Articles to eliminate super-majority voting requirements	“FOR” votes from the holders of two-thirds (2/3rds) of the shares of Common Stock issued and outstanding	Against	Against	Non-routine
5	Approval of our 2025 Equity Incentive Plan	“FOR” votes from the holders of a majority of the votes cast on the matter.	No effect	No effect	Non-routine
6	Approval of equity issuances to directors and executive officers	“FOR” votes from the holders of a majority of the votes cast on the matter.	No effect	No effect	Non-routine
7	Approval of the issuance of Common Stock in connection with the PIPE Proposal	“FOR” votes from the holders of a majority of the votes cast on the matter.	No effect	No effect	Non-routine
8	Approval of the adjournment of the Meeting, if necessary, to permit further solicitation and vote of proxies	“FOR” votes from the holders of a majority of the votes cast on the matter.	No effect	Not applicable(1)	Routine

(1)	This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights or privileges of stockholders.

In connection with the treatment of abstentions and broker non-votes, Proposals No. 2 (the Blank Check Preferred Proposal), No. 3 (the Class B Common Proposal), No. 4 (the Voting Rights Amendment), No. 5 (the Incentive Plan Proposal), No. 6 (the Equity Issuance Proposal) and No. 7 (the PIPE Proposal) are each considered a “non-routine” matter, and brokers are not entitled to vote uninstructed shares with respect to this proposal. Proposals No. 1 (the Authorized Share Increase Proposal) and No. 8 (the Adjournment Proposal) are each a routine matter that brokers are entitled to vote upon without receiving instructions.

Why am I receiving these materials?

We have sent you these proxy materials because the Board of the Company is soliciting your proxy to vote at the Meeting. According to our records, you were a stockholder of the Company as of the end of business on the Record Date for the Meeting.

You are invited to vote on the proposals described in this proxy statement.

The Company intends to mail these proxy materials on or about September ___, 2025, to all stockholders of record on the Record Date.

What is included in these materials?

These materials include:

•	the Notice of Special Meeting of Stockholders;

•	this Proxy Statement for the Meeting; and

•	the Proxy Card.

What is the proxy card?

The proxy card enables you to appoint Harvey B. Grossblatt, the Company’s President and Chief Executive Officer and James B. Huff, the Company’s Vice President, Secretary, Treasurer and Chief Financial Officer, as your representatives at the Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you log in to the Meeting.

Can I view these proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at http://www.envisionreports.com/UUU.

How can I attend the Meeting?

The Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Meeting. No physical meeting will be held.

You will be able to attend the Meeting online by visiting meetnow.global/MKMHAK9. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number. You also will be able to vote your shares online by attending the Meeting by webcast.

To participate in the Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online Meeting will begin promptly at 12:00 P.M. Eastern Time. We encourage you to access the Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting virtually on the Internet.

To register to attend the Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ownership of Common Stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, on October __, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?

We are embracing the latest technology in order to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the Meeting since our stockholders can participate from any location around the world with Internet access.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions. If you are a registered stockholder and attend the Meeting, then you may deliver your completed proxy card(s) or vote pursuant to the instructions on the proxy card. If your shares are held by your broker or bank, in “street name,” then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not give instructions to your record holder, it will not be entitled to vote your shares on any proposal.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee (the “record holder”), along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, it will not be entitled to vote your shares on any proposal.

As the beneficial owner of shares, you are invited to attend the Meeting. If you are a beneficial owner, however, you may not vote your shares at the Meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Proxies received but marked as abstentions will be counted towards the quorum.

What constitutes a quorum?

We must have a quorum to carry on the business of the Meeting. Our Bylaws provide that the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the Meeting or any adjournment thereof. Broker non-votes and abstentions are counted as present to determine the existence of a quorum. The broker non-votes are counted because there is a routine matter presented at the Meeting.

The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at the Meeting or any adjournment thereof, a majority in voting interest of those present in person or by proxy and entitled to vote, or any officer entitled to preside at, or to act as secretary of, the Meeting may adjourn the Meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

What if a quorum is not present at the Meeting?

If a quorum is not present or represented at the Meeting, the holders of a majority of the shares entitled to vote at the Meeting who are present in person or represented by proxy may adjourn the Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be received by 11:59 A.M. Eastern Time on October ___, 2025. Proxies submitted by mail should be received before 12:00 P.M. Eastern Time on October ___, 2025.

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to the Company’s President at Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, prior to your shares being voted, or (3) virtually attending the Meeting and voting in accordance with the instructions on the proxy card. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Meeting and voting.

Who can participate in the Meeting?

Only stockholders eligible to vote or their authorized representatives in possession of a valid control number will be admitted as participants to the Meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

How does the Board of Directors recommend I vote on the proposals?

Our Board unanimously recommends that you vote your shares “FOR” each of the proposals presented in this Proxy Statement, consisting of:

(i)	The Authorized Share Increase Proposal;

(ii)	The Blank Check Preferred Proposal;

(iii)	The Class B Common Proposal;

(iv)	The Voting Rights Proposal;

(v)	The Incentive Plan Proposal;

(vi)	The Equity Issuance Proposal;

(vii)	The PIPE Proposal; and

(viii)	The Adjournment Proposal.

Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

What if I do not specify how my shares are to be voted?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the Board’s recommended votes set forth immediately above, and if any other matter is properly presented at the Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Will any other business be conducted at the Meeting?

The Company’s bylaws require stockholders to give advance notice of any proposal intended to be presented at the Meeting. We have not received any such notices. Accordingly, the Company does not anticipate any additional business will be conducted at the Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. The Board has engaged Georgeson to assist in the solicitation of proxies for a fee of approximately $16,500, plus an additional per holder fee for any solicitation of individual holders and reimbursement of out-of-pocket expenses. Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another stockholder of the Company. Why has our household only received one set of proxy materials?

The rules of the Securities and Exchange Commission’s (“SEC”) permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any stockholder at that address.

How can I find out the results of the voting at the Meeting?

Final voting results will be disclosed in a Form 8-K filed after the Meeting.

Who can help answer my questions?

You can contact our corporate headquarters, at Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, by sending a letter to Harvey B. Grossblatt, our President and Chief Executive Officer, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 220,000,000

Overview

The Board has approved an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”) to increase its authorized shares of Common Stock from 20,000,000 to 220,000,000. The increase in the authorized shares of Common Stock will become effective upon the filing of the amendment to the Articles of Incorporation with the Maryland Department of Assessments and Taxation (“SDAT”). We will file the amendment to the Articles of Incorporation to effectuate the increase in our authorized shares of Common Stock (the “Amendment”) as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Amendment is attached to this Proxy Statement as Annex A. However, the text of the proposed Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Amendment. In addition, as the Company is considering multiple amendments to the Articles of Incorporation in this proxy statement, to the extent that more than one amendment to the Articles of Incorporation is approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Amendment at any time before it becomes effective.

Outstanding Shares and Purpose of the Amendment

The Articles of Incorporation currently authorizes us to issue a maximum of 20,000,000 shares of Common Stock, par value $0.01 per share. As of the Record Date, we had ________ shares of Common Stock issued and outstanding, which constitute all of the outstanding capital stock of the Company.

As of the Record Date, the number of shares of Common Stock issuable upon conversion of outstanding convertible notes was________. As of the Record Date, we have reserved _________ shares of Common Stock for issuance pursuant to the convertible notes. As of the Record Date, we have __________ authorized and unissued shares of Common Stock remaining, which are unreserved for any specific use and available for future issuance.

Our Board believes it is in the best interest of our Company to increase the number of authorized shares of our Common Stock to give us greater flexibility in considering and planning for imminent and future potential business needs, including but not limited to public offerings or private placements of our Common Stock and other securities for capital raising purposes and issuances of our Common Stock in connection with collaborations, other strategic transactions or other general corporate transactions. Increasing the authorized number of shares of our Common Stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense and delay associated with seeking stockholder approval. Moreover, the additional authorized shares available will also help to provide appropriate equity incentives to assist in the recruitment and retention of employees.

We do not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of Common Stock that will become available for issuance if this proposal is approved and the Amendment is effected. However, we are from time to time investigating additional sources of financing which our Board believes will be in our best interests and in the best interests of our stockholders. The Company is and will consider raising funds in the future based on market conditions and the Company’s business objectives and needs. The Board believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and financing opportunities that become available to the Company. Except as otherwise required by law or by regulation, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

Rights of Additional Authorized Shares

The Amendment will not have any effect on the par value per share of our Common Stock. Subject to stockholder approval of Proposal No. 3 within this Proxy Statement, our Common Stock is a single class, with equal voting, distribution, liquidation and other rights. The additional Common Stock to be authorized by this proposed amendment would have rights identical to our currently outstanding Common Stock. If our Board issues additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of Common Stock solely by virtue of their ownership of shares of our Common Stock, and their percentage ownership of our then outstanding Common Stock could be reduced. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Potential Anti-Takeover Effects

The Board has discussed various measures that we can take, including a stockholder rights plan and the use of blank check preferred (Proposal No. 2 within this Proxy Statement), to deal with potential threats of hostile takeovers. However, the proposal to increase in the number of authorized shares of Common Stock was not done with the purpose or intention of using the additional authorized shares for anti-takeover purposes, such as to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company that our Board does not support; however we could use the additional shares for such purpose. Although the proposal to increase the authorized Common Stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices. However, the Board has a fiduciary duty to act in the best interests of the Company’s stockholders at all times.

The proposed Amendment, if effected, will increase the number of authorized but unissued shares of our Common Stock, and, subject to compliance with law and the listing rules of the NYSE American, our Board could issue, without further stockholder approval, the additional shares available for issuance as result of such increase in one or more transactions that could make it more difficult for a party to effect a takeover or change in control of the Company that our Board does not support. For example, our Board could issue additional shares without further stockholder approval (subject to compliance with law and the listing rules and regulations of the NYSE American) so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our Board or of Company in a transaction that our Board does not support, including in a transaction in which a person is offering a premium to our stockholders for their shares of our Common Stock over then current market prices. The proposed Amendment has been prompted by business and financial considerations described above under the header, “Outstanding Shares and Purpose of the Amendment” and not by the threat of any known or threatened hostile takeover attempt; however, stockholders should be aware that by potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for our stockholders to receive a premium for their shares over then current market prices generally available in such takeover attempts. Additionally, the issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Risks of Not Approving This Proposal

If the stockholders do not approve this proposal, we will continue to have 20,000,000 authorized shares of Common Stock. This could adversely impact our ability to raise necessary funds to continue to meet the NYSE American’s continued listing standards, including the Stockholders’ Equity requirement, to operate and continue business and to pursue opportunities in which shares of our Common Stock could be issued that our Board may determine would be in the best interest of the Company and our stockholders, including financing and strategic transaction opportunities and employee recruitment and retention purposes, as described above under the header, “Outstanding Shares and Purpose of the Amendment.”

No Dissenters’ or Appraisal Rights

Under the Maryland General Corporation Law (“MGCL”), our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed increase in authorized shares and the change to our Articles and we will not independently provide our stockholders with any such rights.

Required Vote and Board Recommendation

The Amendment to the Articles of Incorporation requires the receipt of the affirmative vote of two-thirds (2/3) of the shares of Common Stock issued and outstanding on the Record Date.

The Board unanimously recommends a vote “FOR” the approval of the amendment to the Articles of Incorporation to increase authorized shares of Common Stock from 20,000,000 to 220,000,000.

PROPOSAL NO. 2

TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE 25,000,000 SHARES OF PREFERRED STOCK AND TO PERMIT THE ISSUANCE OF THOSE 25,000,000 SHARES OF PREFERRED STOCK WITH RIGHTS AND PREFERENCES TO BE DETERMINED BY THE BOARD FROM TIME TO TIME

Overview

Our Board has unanimously adopted (i) a resolution approving an amendment to our Articles to authorize 25,000,000 shares of “blank check” preferred stock (the “Preferred Stock”), par value $0.01 per share (the “Preferred Stock Authorization”) and (ii) directing that the Preferred Stock Authorization be submitted to the stockholders for approval at the Meeting. The Preferred Stock Authorization will become effective upon the filing of the amendment to the Articles of Incorporation with the SDAT. We will file the amendment to the Articles of Incorporation to effectuate the Preferred Stock Authorization (the “Preferred Stock Amendment”) as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Preferred Stock Amendment is attached to this Proxy Statement as Annex B. However, the text of the proposed Preferred Stock Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Preferred Stock Amendment. In addition, as the Company is considering multiple amendments to the Articles of Incorporation in this proxy statement, to the extent that more than one amendment to the Articles of Incorporation is approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Preferred Stock Amendment at any time before it becomes effective.

If this proposal is approved, and the Preferred Stock is authorized, it may be issued, from time to time, as authorized by the Board in one or more series, in such numbers of shares, with such designations, powers, including voting powers, full or limited, or no voting powers, conversion rights, redemption rights, preferences, and relative, participating, optional, or other special rights, qualifications, limitations, and restrictions as the Board determines. The powers, preferences, and relative, participating, optional, or other special rights of each series of Preferred Stock, and any qualifications, limitations, or restrictions of a series may differ from those of any other series.

Our Board has determined that the Preferred Stock Authorization proposal is in the best interests of the Company and recommends approval by stockholders.

Potential Advantages of the Preferred Stock Authorization

Our Board has adopted the proposed Preferred Stock Amendment to provide maximum financial and strategic flexibility with respect to future financing transactions. Preferred Stock is commonly authorized by publicly traded companies and can be used as a preferred means of raising capital. In some circumstances, companies, including ours, may be required to issue senior classes of securities to raise capital, with the terms of those securities being negotiated and tailored to meet the needs of both investors and issuing companies. Such senior securities often include liquidation preferences and dividend rights, conversion privileges and other rights not found in Common Stock.

If the proposal is approved, and our Articles are amended, our Board would be able to issue the additional shares of authorized Preferred Stock with such designations, preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) thereof, as the Board may in the future establish by resolution or resolutions and by filing a certificate pursuant to the MGCL (a “Preferred Stock Designation”), from time to time, providing for the issuance of such Preferred Stock. No vote of the holders of our Common Stock or Preferred Stock, unless otherwise expressly provided in the Articles or in a Preferred Stock Designation creating any series of Preferred Stock or, to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of our common or Preferred Stock are then listed or traded, will be a prerequisite to the issuance of any series of Preferred Stock.

Approval of the proposed Preferred Stock Amendment will not alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock.

Potential Disadvantages of the Preferred Stock Authorization

The authorized but unissued shares of Preferred Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board or, as required by law or the rules of the NYSE American, without the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of shares of Preferred Stock, except as may be required by applicable law or by the rules of the NYSE American.

The possible future issuance of shares of our Preferred Stock or securities convertible or exercisable into our Preferred Stock could affect our current stockholders in a number of ways. The issuance of new shares of Preferred Stock could cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of Preferred Stock may also affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Preferred Stock or securities convertible or exercisable into shares of our Preferred Stock could:

•	dilute the market price of our Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into Common Stock, to the extent that the securities provide for the conversion or exercise into Common Stock at prices that could be below current trading prices of the Common Stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;
•	dilute the earnings per share, if any, and book value per share of the outstanding shares of our Common Stock; and
•	make the payment of dividends on Common Stock, if any, potentially more expensive.

No specific shares of Preferred Stock are being designated at this time, and we do not currently have any agreements in writing to issue shares of Preferred Stock.

Anti-Takeover Effects

Although the proposed Preferred Stock Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of authorized shares of Preferred Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, Preferred Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuing Preferred Stock without further action by the stockholders may delay or prevent a change of control of the Company, may discourage bids for the Company’s Common Stock or Preferred Stock at a premium over the market price of the Common Stock or Preferred Stock, and may adversely affect the market price of the Common Stock or Preferred Stock. Thus, increasing the authorized Preferred Stock could render more difficult and less likely a hostile merger, tender offer, or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our stock without our approval.

No Dissenters’ or Appraisal Rights

Under the MGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed Preferred Stock Amendment to our Articles to authorize the creation of 25 million shares of “blank check” Preferred Stock and we will not independently provide our stockholders with any such rights.

Required Vote and Board Recommendation

The Preferred Stock Amendment to the Articles requires the receipt of the affirmative vote of two-thirds (2/3) of the shares of Common Stock issued and outstanding on the Record Date.

The Board unanimously recommends a vote “FOR” the approval of an amendment of our Articles to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board from time to time.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CREATE A NEW CLASS OF COMMON STOCK

Overview

The Board has approved an amendment (the “Class B Amendment”) to the Articles of Incorporation to create a new class of common stock, which would be known as class B common stock (the “Class B Common Stock”). The Class B Amendment would authorize the designation of 20,000,000 shares of our common stock as Class B Common Stock. This Proposal No. 3 is contingent upon the stockholders approving Proposal No. 1, the Authorized Share Increase Proposal. If the stockholders fail to approve the Authorized Share Increase Proposal, we will not have a sufficient number of authorized shares of common stock to create the Class B Common Stock. As part of the Class B Amendment, we would further amend the Articles of Incorporation to rename the current Common Stock to “Class A common stock” (the “Class A Common Stock”), in order to better distinguish between our classes of common stock. Our current Articles of Incorporation authorize us to issue a single class of common stock.  Shares of our Common Stock are traded on the NYSE American.

The creation of the Class B Common Stock would become effective upon the filing of the Class B Amendment with the SDAT. We will file the Class B Amendment as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Class B Amendment is attached to this Proxy Statement as Annex C. However, the text of the proposed Class B Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Class B Amendment. In addition, as the Company is considering multiple amendments to the Articles of Incorporation in this proxy statement, to the extent that more than one amendment to the Articles of Incorporation is approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Class B Amendment at any time before it becomes effective.

Class B Common Stock

The new class of common stock would consist of 20,000,000 shares of Class B Common Stock, par value $0.01 per share.  Each share of our Class B Common Stock would generally have terms identical to a share of our Class A Common Stock, except with respect to voting power.  Stockholders would be entitled to ten votes for each share of Class B Common Stock held by them compared to one vote for each share of Class A Common Stock, when voting together on matters presented to our stockholders.

Subject to rules and regulations of the SEC and the NYSE American, if issued, shares of our Class B Common Stock would be freely transferable. Holders of our Class B Common Stock would have no preemptive rights to purchase shares of our common stock.  There would be no conversion rights or sinking fund provisions for shares of our Class B Common Stock.  Holders of shares of our Class B Common Stock would have no cumulative voting rights.

Our Board may from time to time declare dividends and other distributions with respect to our common stock, subject to any rights of our preferred stockholders, of which there are currently none.  Upon liquidation, shares of our Class B Common Stock would share ratably on a per share basis in net assets to be distributed to common stockholders together with the Class A Common Stock.

While we are currently not authorized to issue preferred stock (although we are seeking to obtain stockholder approval to issue shares of preferred stock pursuant to Proposal No. 2 in this Proxy Statement), if such shares were authorized and then issued, such preferred holders may have priority to the holders of shares of our common stock, including shares of our Class B Common Stock, with respect to liquidation preference, dividends distribution and other rights.

Reasons for the Creation of the Class B Common Stock

The creation of Class B Common Stock would permit us to raise additional capital or engage in a range of investment and strategic opportunities.   Our Board of Directors believes that in order for us to continue our growth, we must maintain flexibility to raise capital, particularly in the equity markets, and to issue our capital stock in strategic business combination transactions.  The potential issuance of Class B Common Stock is intended to permit us to raise additional equity capital and to engage in a variety of investment, acquisition and strategic opportunities, as well as to potentially reward our existing stockholders.

Preserving the ability to issue Class B Common Stock, which will have the ability to cast ten votes for each share, will also have the effect of making us less vulnerable to an unsolicited takeover attempt at a price which, in the Board’s view, might not reflect the Company’s true value (although this proposal was not motivated by anti-takeover concerns; see below).  However, we are not aware of any existing or planned effort on the part of any party to accumulate material amounts of Class A Common Stock, or to acquire control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change our management.  In addition, there have been no offers to acquire our Class A Common Stock or our assets.

We have no specific plans at this time to issue shares of our Class B Common Stock, and this proposal does not constitute an offering of shares of our Class B Common Stock, which can only be made in compliance with applicable securities laws.

Potential Disadvantages of the Class B Common Stock Authorization

The authorized but unissued shares of Class B Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board, as required by law or the rules of the NYSE American, or, if applicable, with the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of shares of Class B Common Stock, except as may be required by applicable law or by the rules of the NYSE American.

The possible future issuance of shares of our Class B Common Stock could affect our current stockholders in a number of ways. The issuance of new shares of Class B Common Stock and/or Class A Common Stock would cause immediate dilution of the ownership interests of our existing stockholders. The issuance of new shares of Class B Common Stock would cause immediate dilution of the voting power of holders of our existing Class A Common Stock. New issuances of Class B Common Stock and/or Class A Common Stock may also affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Class B Common Stock or securities convertible or exercisable into or for shares of our Class B Common Stock could:

•	dilute the market price of our Class A Common Stock, to the extent that the shares of Class B Common Stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into Class B Common Stock, to the extent that the securities provide for the conversion or exercise into Class B Common Stock at prices that could be below current trading prices of the Class A Common Stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;
•	dilute the earnings per share, if any, and book value per share of the outstanding shares of our Class A Common Stock; and
•	make the payment of dividends on Common Stock, if any, potentially more expensive.

We do not currently have any agreements to issue shares of Class B Common Stock.

Anti-Takeover Effects

Although the proposed Class B Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of authorized shares of Class B Common Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, if all 20,000,000 shares of Class B Common Stock were issued, those shares would be entitled to cast 200 million votes at a stockholders’ meeting, which would equal 50% of the maximum number of votes that may be cast, presuming that Proposal No. 1 is approved, and all shares of Class A Common Stock were issued and outstanding. Further, Class B Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuing Class B Common Stock without further action by the stockholders may delay or prevent a change of control of the Company, may discourage bids for the Company’s Class A Common Stock or Preferred Stock at a premium over the market price of the Class A Common Stock or Preferred Stock, and may adversely affect the market price of the Class A Common Stock or Preferred Stock. Thus, authorizing the issuance of Class B Common Stock could render more difficult and less likely a hostile merger, tender offer, or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our stock without our approval.

No Dissenters’ or Appraisal Rights

Under the MGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed creation of the Class B Common Stock and the change to our Articles and we will not independently provide our stockholders with any such rights.

Required Vote and Board Recommendation

The Class B Amendment to the Articles of Incorporation requires the receipt of the affirmative vote of two-thirds (2/3rds) of the shares of Common Stock issued and outstanding on the Record Date.

The Board unanimously recommends a vote “FOR” the approval of the amendment to the Articles of Incorporation to create a new class of common stock.

PROPOSAL NO. 4

TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

Overview

Our Board has approved and determined that it is in the best interests of the Company and its stockholders to approve, and to submit to stockholders for consideration and approval, certain amendments (the “Voting Rights Amendment”) to our Articles of Incorporation to eliminate super-majority voting requirements and reduce the required voting threshold for each matter on which stockholders are entitled to vote to the lowest standard permitted by the Maryland MGCL. Our Board believes that the Voting Rights Amendment will help support strong corporate governance by enhancing stockholder rights.

Specifically, the Voting Rights Amendment would reduce the required voting threshold for certain extraordinary corporate actions (amendments to the Articles of Incorporation, consolidation, merger, statutory share exchange, transfer of all or substantially all assets, conversion, dissolution, or reduction of stated capital) (collectively, “Extraordinary Actions”) from two-thirds of all the votes entitled to be cast on the matter (a “Super-majority Threshold”), which is the default under the MGCL, to a majority of all the votes entitled to be cast on the matter (an “Absolute Majority Threshold”), which is the lowest voting threshold permitted by the MGCL for Extraordinary Actions.

We will file the amendment to the Articles of Incorporation to effectuate the Voting Rights Amendment as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Voting Rights Amendment is attached to this Proxy Statement as Annex D. However, the text of the proposed Voting Rights Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Voting Rights Amendment. In addition, as the Company is considering multiple amendments to the Articles of Incorporation in this proxy statement, to the extent that more than one amendment to the Articles of Incorporation is approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Voting Rights Amendment at any time before it becomes effective.

Rationale for the Voting Rights Amendment

The Board is proposing the Voting Rights Amendment after a review of its corporate governance principles. In evaluating the continuation of the maintaining a Super-majority Threshold, the Board considered the advantages and disadvantages of maintaining the Super-majority Threshold. The Board believes it is important to maintain stockholder confidence by demonstrating that the Board is responsive and accountable to stockholders and committed to strong corporate governance. The Board also considered the view generally held by corporate governance proponents and institutional stockholders that majority vote requirements are more friendly with respect to stockholder rights than super-majority vote requirements and the belief that the Super-majority Threshold impedes accountability to stockholders and contributes to board entrenchment. The Board also considered that, even without the Super-majority Threshold, the Company has appropriate safeguards to protect the interests of all stockholders and to discourage a would-be acquirer from proceeding with a proposal that undervalues the Company or is opportunistic and to assist the Board in responding to such proposals. These include other provisions of the Articles of Incorporation and Bylaws as well as certain provisions of the MGCL.

The Board also considered that under certain circumstances, a Super-majority Threshold can provide benefits to the Company and all its stockholders by requiring broad stockholder support of certain types of governance changes and making it more difficult for one or a few large stockholders to facilitate a takeover of the Company or implement certain significant changes to the Company. In this regard, the Voting Rights Amendment may make it easier for one or more stockholders to effect corporate governance changes in the future.

After carefully weighing these considerations, and after seeking and carefully weighing input from our stockholders, the Board approved and determined it is in the best interests of the Company and our stockholders to amend our Articles of Incorporation to replace the Super-majority Threshold with an Absolute Majority Threshold. If approved, approval of the Extraordinary Actions will not be subject to the Super-majority Threshold and will instead require the affirmative vote of the Absolute Majority Threshold.

No Dissenters’ or Appraisal Rights

Under the MGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed Voting Rights Amendment to our Articles to eliminate the super-voting majority requirement and we will not independently provide our stockholders with any such rights.

Required Vote and Board Recommendation

The Voting Rights Amendment to the Articles requires the receipt of the affirmative vote of two-thirds (2/3) of the shares of Common Stock issued and outstanding on the Record Date.

The Board unanimously recommends a vote “FOR” the approval of an amendment of our Articles of Incorporation to eliminate the super-majority voting requirements.

PROPOSAL NO. 5

APPROVAL OF THE 2025 STOCK INCENTIVE PLAN

Overview

On August 27, 2025, the Board adopted, upon the recommendation of the Compensation Committee, the 2025 Stock Incentive Plan (the “2025 Plan”), subject to and effective upon stockholder approval at the Meeting. We are asking our stockholders to approve the 2025 Plan, which provides for the issuance of equity awards either consisting of Common Stock and/or instruments to acquire an aggregate of one million shares of Common Stock, in order to permit the Company to use the 2025 Plan to achieve the Company's performance, recruiting, retention and incentive goals.

The 2025 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents to allow the Company to adapt its incentive program to meet the needs of the Company in the changing business environment in which the Company operates.

We strongly believe that the approval of the 2025 Plan is essential to our continued success. We believe that equity is an important and significant component of our employees’ compensation. The Board further believes that equity incentives motivate high levels of performance, align the interests of our employees and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that the ability to grant equity incentives will be important to the future success of the Company and is in the best interests of the Company's stockholders.

One of the requirements of “performance-based compensation” under Section 162(m) of the IRC is that the material terms of performance-based awards be approved by stockholders. The material terms include: (i) the employees eligible to receive compensation, (ii) a description of the business criteria upon which a performance goal may be based, and (iii) the maximum amount of compensation that can be paid to an employee under awards intended to satisfy the performance-based compensation exception under Section 162(m). Stockholder approval of the 2025 Plan is intended to constitute approval of each of these aspects of the 2025 Plan for purposes of the approval requirements of Section 162(m). However, nothing in this proposal precludes the Company or the Compensation Committee, which administers the 2025 Plan, from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service. If stockholders fail to reapprove the material terms of performance-based awards under the 2025 Plan, we may continue to pay performance-based compensation thereunder in the future, even though any such compensation paid may not meet the conditions for tax deductibility under Section 162(m).

The potential dilution resulting from issuing all of the proposed one million shares under the 2025 Plan, assuming the 2025 Plan is approved by the stockholders, would on the Record Date be __________% (giving effect to such issuance).

We are seeking stockholder approval of the 2025 Plan in order to satisfy certain legal and regulatory requirements, including making qualified awards under it eligible for beneficial tax treatment. In addition, the Board regards stockholder approval of the 2025 Plan as desirable and consistent with good corporate governance practices.

Assuming stockholders approve the 2025 Plan, the 2025 Plan will be effective as the date of the Meeting.

Summary of the 2025 Plan

The following is a summary of the material terms of the 2025 Plan and is qualified in its entirety by reference to the full text of the 2025 Plan, attached as Annex E to this Proxy Statement.

General. The 2025 Plan would authorize the grant to eligible individuals of (1) stock options (incentive and nonstatutory), (2) restricted stock, (3) stock appreciation rights, or SARs, (4) restricted stock units, and (5) other stock-based compensation.

Stock Subject to the 2025 Plan. The maximum number of shares of our Common Stock that may be issued under the 2025 Plan is 1 million shares, which amount will be increased to the extent that grants made under the 2025 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2025 Plan).

Substitute awards (awards made or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines) will not reduce the shares authorized for grant under the 2025 Plan, nor will shares subject to a substitute award be added to the shares available for issuance or transfer under the 2025 Plan.

No Liberal Share Recycling. Notwithstanding anything to the contrary, any and all stock that is (i) withheld or tendered in payment of an option exercise price; (ii) withheld by the Company or tendered by the grantee to satisfy any tax withholding obligation with respect to any award; (iii) covered by a SAR that it is settled in stock, without regard to the number of shares of stock that are actually issued to the grantee upon exercise; or (vi) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, shall not be added to the maximum number of shares of stock that may be issued under the 2025 Plan.

Eligibility. Employees of, and consultants to, our Company or its affiliates and members of our Board are eligible to receive equity awards under the 2025 Plan. Only our employees, and employees of our parent and subsidiary corporations, if any, are eligible to receive Incentive Stock Options. Employees, directors (including non-employee directors) and consultants of or for our Company and its affiliates are eligible to receive Nonstatutory Stock Options, Restricted Stock, Purchase Rights and any other form of award the 2025 Plan authorizes.

Purpose. The purpose of the 2025 Plan is to promote the interests of the Company and its stockholders by providing executive officers, employees, non-employee directors, and key advisors of the Company and its defined subsidiaries with appropriate incentives and rewards to encourage them to enter into and remain in their positions with the Company and to acquire a proprietary interest in the long-term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

Administration. Unless otherwise determined by the Board, the Compensation Committee administers the 2025 Plan. The Compensation Committee is composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, and “independent directors” within the meaning of NYSE American listing standards. The Compensation Committee has the power, in its discretion, to grant awards under the 2025 Plan, to select the individuals to whom awards are granted, to determine the terms of the grants, to interpret the provisions of the 2025 Plan and to otherwise administer the 2025 Plan. Except as prohibited by applicable law or any rule promulgated by a national securities exchange to which the Company may in the future be subject, the Compensation Committee may delegate all or any of its responsibilities and powers under the 2025 Plan to one or more of its members, including, without limitation, the power to designate participants and determine the amount, timing and term of awards under the 2025 Plan. In no event, however, shall the Compensation Committee have the power to accelerate the payment or vesting of any award, other than in the event of death, disability, retirement or a change of control of the Company.

The 2025 Plan provides that members of the Compensation Committee shall be indemnified and held harmless by the Company from any loss or expense resulting from claims and litigation arising from actions related to the 2025 Plan.

Term. If the 2025 Plan is approved, the 2025 Plan will be effective October __, 2025, and awards may be granted through October __, 2035. No awards may be granted under the 2025 Plan subsequent to that date. The Board may suspend or terminate the 2025 Plan without stockholder approval or ratification at any time or from time to time.

Amendments. Subject to the terms of the 2025 Plan, the Compensation Committee as administrator has the sole discretion to interpret the provisions of the 2025 Plan and outstanding awards. Our Board generally may amend or terminate the 2025 Plan at any time and for any reason, except that no amendment, suspension, or termination may impair the rights of any participant without his or her consent, and except that approval of our stockholders is required for any amendment that:

•	Increases the number of shares of Common Stock subject to the 2025 Plan;
•	Decreases the price at which grants may be granted;
•	Reprices existing options;
•	Materially increases the benefits to participants; or
•	Changes the class of persons eligible to receive grants under the 2025 Plan.

Repricing Prohibition. Other than in connection with certain corporate events, the Compensation Committee shall not, without the approval of the Company’s stockholders, (a) lower the option price per share of an option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change of control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Company’s shares are then listed.

Minimum Vesting Requirement. Grantees of full-value awards (i.e., awards other than options and SARs), will be required to continue to provide services to the Company or an affiliated company for not less than one-year following the date of grant in order for any such full-value Awards to fully or partially vest (other than in case of death, disability or a Change of Control). Notwithstanding the foregoing, up to five percent (5%) of the available shares of stock authorized for issuance under the 2025 Plan may provide for vesting of full-value awards, partially or in full, in less than one year.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the 2025 Plan and awards will be made as the Board determines to be equitable or appropriate, including adjustments in the number and class of shares of stock available for issuance under the 2025 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2025 Plan, and the limits on the number of awards that any person may receive.

Change of Control. Agreements evidencing awards under the 2025 Plan may provide that upon a Change of Control (as defined in the 2025 Plan), unless otherwise provided in the agreement evidencing an award), outstanding Awards may be cancelled and terminated without payment if the consideration payable with respect to one share of Stock in connection with the Change of Control is less than the exercise price or grant price applicable to such Award, as applicable.

Notwithstanding any other provisions of the 2025 Plan to the contrary, the vesting, payment, purchase or distribution of an Award may not be accelerated by reason of a Change of Control for any participant unless the Grantee’s employment is involuntarily terminated as a result of the Change of Control as provided in the Award agreement or in any other written agreement, including an employment agreement, between us and the participant. If the Change of Control results in the involuntary termination of participant’s employment, outstanding awards will immediately vest, become fully exercisable and may thereafter be exercised.

Generally, under the 2025 Plan, a Change of Control occurs upon (i) the consummation of a reorganization, merger or consolidation of our Company with or into another entity, pursuant to which our stockholders immediately prior to the transaction do not own more than 50% of the total combined voting power after the transaction, (ii) the consummation of the sale, transfer or other disposition of all or substantially all of our assets, (iii) certain changes in the majority of our Board from those in office on the effective date of the 2025 Plan, (iv) the acquisition of more than 50% of the total combined voting power in our outstanding securities by any person, or (v) the Company is dissolved or liquidated.

Types of Awards

Stock Options. Incentive Stock Options and Nonstatutory Stock Options are granted pursuant to award agreements adopted by our Compensation Committee. Our Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the 2025 Plan; provided, that the exercise price of an Incentive Stock Option cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the 2025 Plan vest at the rate specified by our Compensation Committee.

The Compensation Committee determines the term of stock options granted under the 2025 Plan, up to a maximum of 10 years, except in the case of certain Incentive Stock Options, as described below. The Compensation Committee will also determine the length of period during which an optionee may exercise their options if an optionee’s relationship with us, or any of our affiliates, ceases for any reason; for Incentive Stock Options, this period is limited by applicable law. The Compensation Committee may extend the exercise period in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term unless the term is extended in accordance with applicable law.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (a) cash or its equivalent, (b) delivering a properly executed notice of exercise of the option to us and a broker, with irrevocable instructions to the broker promptly to deliver to us the amount necessary to pay the exercise price of the option, (c) any other form of legal consideration that may be acceptable to the Compensation Committee or (d) any combination of (a), (b) or (c).

Unless the Compensation Committee provides otherwise, options are generally transferable in accordance with applicable law, provided that any transferee of such options agrees to become bound by the terms of the 2025 Plan. An optionee may also designate a beneficiary who may exercise the option following the optionee’s death.

Incentive or Nonstatutory Stock Options. Incentive Stock Options may be granted only to our employees, and the employees of our subsidiary corporations. The Compensation Committee may grant awards of Incentive or Nonstatutory Stock Options that are fully vested on the date made, to any of our employees, directors or consultants. Option Awards are granted pursuant to award agreements adopted by our Compensation Committee. To the extent required by applicable law, the aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to Incentive Stock Options that are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. To the extent required by applicable law, no Incentive Stock Option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. An SAR is the right to receive stock, cash, or other property equal in value to the difference between the grant price of the SAR and the market price of the Company’s Common Stock on the exercise date. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. An SAR confers on the grantee a right to receive an amount with respect to each share of Common Stock subject thereto, upon exercise thereof, equal to the excess of (A) the fair market value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Compensation Committee may determine but shall in no event be less than the fair market value of a share of Common Stock on the date of grant of such SAR).

Restricted Stock and Restricted Stock Units. Restricted Stock is Common Stock that the Company grants subject to transfer restrictions and vesting criteria. A Restricted Stock Unit is a right to receive stock or cash equal to the value of a share of stock at the end of a specified period that the Company grants subject to transfer restrictions and vesting criteria. The grant of these awards under the 2025 Plan are subject to such terms, conditions and restrictions as the Compensation Committee determines consistent with the terms of the 2025 Plan.

At the time of grant, the Compensation Committee may place restrictions on Restricted Stock and restricted stock units that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) Officer, the grant of the award and the establishment of the Performance Goals shall be made during the period required under Internal Revenue Code Section 162(m). Except to the extent restricted under the award agreement relating to the Restricted Stock, a grantee granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends.

Unless otherwise provided in an award agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the grantee, within 30 days of the date on which such award (or any portion thereof) vests, the number of shares of Common Stock equal to the number of restricted stock units becoming so vested.

Other Stock-Based Awards. The 2025 Plan also allows the Compensation Committee to grant “Other Stock-Based Awards,” which means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock. Subject to the limitations contained in the 2025 Plan, this includes, without limitation, (i) unrestricted stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the 2025 Plan and (ii) a right to acquire stock from the Company containing terms and conditions prescribed by the Compensation Committee. At the time of the grant of Other Stock-Based Awards, the Compensation Committee may place restrictions on the payout or vesting of Other Stock-Based Awards that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) Officer, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Internal Revenue Code Section 162(m). Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Board, or the Compensation Committee (as applicable). Subject to the share limit and maximum dollar value set forth above under “Limits per Participant,” the Board, or the Compensation Committee (as applicable), has the discretion to determine (i) the number of shares of Common Stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Performance Criteria. With respect to awards intended to qualify as performance-based compensation under Code Section 162(m), a committee of “outside directors” (as defined in Code Section 162(m)) with authority delegated by our Board will determine the terms and conditions of such awards, including the performance criteria. The performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards shall be based on the attainment of specified levels of one or any combination of the following:

•	the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before or after deduction for all or any portion of income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations;

•	the attainment of certain target levels of, or a specified increase in, operational cash flow;

•	the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

•	earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;

•	the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;

•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity;

•	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

•	the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s Common Stock;

•	the growth in the value of an investment in the Company’s Common Stock;

•	the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs;

•	gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest);

•	total stockholder return;

•	return on assets or net assets;

•	return on sales;

•	operating profit or net operating profit;

•	operating margin;

•	gross or net profit margin;

•	cost reductions or savings;

•	productivity;

•	operating efficiency;

•	working capital;

•	market share;

•	customer satisfaction; and

•	to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The performance goals may be based solely by reference to our performance or the performance of one or more of our subsidiaries, parents, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The authorized committee of outside directors may also exclude under the terms of the performance awards, the impact of an event or occurrence that the committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, or (ii) changes in generally accepted accounting principles or practices.

In connection with the approval of the 2025 Plan, the stockholders also are being asked to approve the above criteria for purposes of Section 162(m) of the Code.

New Plan Benefits under the 2025 Plan

Because future awards under the 2025 Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

U.S. Federal Income Tax Considerations

The following is a brief description of the material United States federal income tax consequences associated with awards under the 2025 Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary. This information is not intended as tax advice to anyone, including participants in the 2025 Plan.

Stock Options. Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the participant or the Company at the time of grant. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the participant and is deductible by the Company. The participant’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain, in connection with which the Company will not be entitled to a tax deduction.

Upon the exercise of an incentive stock option, the participant will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, but no deduction in connection with any capital gain recognized by the participant. If the participant exercises an incentive stock option more than three months after his or her termination of employment due to retirement or other separation other than death or disability, or more than twelve months after his or her termination of employment due to death or permanent disability, he or she is deemed to have exercised a non-qualified stock option.

Stock Appreciation Rights. A participant granted a stock appreciation right under the 2025 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock or other consideration received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time. Compensation realized by the participant on the exercise of the stock appreciation right should qualify as performance-based compensation under the Code and thus not be subject to the $1,000,000 deductibility limit of Code Section 162(m).

Restricted Stock. Restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. If a participant makes such an election and thereafter forfeits the restricted shares, he or she will be entitled to no tax deduction, capital loss or other tax benefit. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Code Section 162(m).

A participant’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the participant. The participant will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the participant recognizes ordinary income pursuant to an award. The Company is not entitled to a tax deduction corresponding to any capital gain or loss of the participant.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or any combination of cash and the Company Common Stock) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock and cash received as of that date (less any amount he or she paid for the stock and cash), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of stock or cash (or a combination thereof) in settlement of a performance award, the participant will recognize ordinary income equal to the fair market value of the stock and cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. If an award is subject to Code Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the 2025 Plan, however, are intended to be exempt from the application of Code Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2025 Plan. The Compensation Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

Required Vote and Board Recommendation

Approval of the 2025 Plan requires the receipt of the affirmative vote of a majority of the votes cast on this proposal at the Meeting.

The Board unanimously recommends a vote “FOR” the approval of the 2025 Plan.

PROPOSAL NO. 6

APPROVAL OF EQUITY ISSUANCES TO DIRECTORS AND EXECUTIVE OFFICERS

Terms of the Issuances

On August 27, 2025, the Board determined to grant to each of Harvey B. Grossplatt, the Company’s President, Chief Executive Officer and a director and Milton C. Ault, III, an independent director, options to purchase 50,000 shares of Common Stock at an exercise price of $3.40 per share for a term of ten (10) years from the date of the option grant to be issued to each of them. These options shall vest on the date that Company obtains the approval therefor by its stockholders and will be exercisable upon receipt of approval therefor by the NYSE American and the Company’s stockholders.

On August 27, 2025, the Board determined to grant to each of Henry Nisser, Ira Bormel and Ronald A. Seff, each an independent director, as well as James B. Huff, the Company’s, Vice President, Secretary, Treasurer and Chief Financial Officer, options to purchase 25,000 shares of Common Stock at an exercise price of $3.40 per share for a term of ten (10) years from the date of the option grant to be issued to each of them. These options shall vest on the date that Company obtains the approval therefor by its stockholders and will be exercisable upon receipt of approval therefor by the NYSE American and the Company’s stockholders.

Why the Company Needs Stockholder Approval

Rule 711 of the NYSE American requires stockholder approval with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by executive officers and directors of the Company.

Effect of Proposal on Current Stockholders

If this Proposal No. 6 is adopted, a maximum of 200,000 shares of Common Stock would be issuable. Based on the number of shares of Common Stock outstanding as of the Record Date, such shares would represent ____% of our total outstanding shares (giving effect to such issuance). The issuance of such shares may result in dilution to our stockholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The sale or any resale of the Common Stock issued could cause the market price of our Common Stock to decline.

Required Vote and Board Recommendation

The grant of options set forth in this Proposal No. 6 to the directors and executive officers of the Company requires the receipt of the affirmative vote of a majority of the votes cast on this proposal at the Meeting.

The Board unanimously recommends a vote “FOR” the approval of equity issuances to directors and executive officers of the Company, in order to comply with Rule 711 of the NYSE American.

PROPOSAL NO. 7

APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF THE CONVERTIBLE NOTES

We are asking our stockholders to approve the issuance by the Company to SJC Lending, LLC, a Delaware limited liability company and a sophisticated investor (“SJC”) of convertible promissory notes in the aggregate principal amount of up to $2,750,000 (the “Convertible Notes”) for a total purchase price of up to $2.5 million dollars (the “Loan”), which purchase price shall consist solely of cash, pursuant to that certain Securities Purchase Agreement (the “SPA”) by and between the Company and SJC dated August 13, 2025 (the “Execution Date”).

We are seeking stockholder approval for the issuance of shares of Common Stock upon conversion of the Convertible Notes in excess of 19.99% of the total number of shares of Common Stock outstanding as of the Execution Date. If this Proposal No. 7 is not approved by our stockholders, the Company will not be able to extinguish the Loan to SJC through permitting SJC to fully convert the Convertible Notes. In that event, the Company anticipates it would need to seek alternative methods of repaying the Loan owed to SJC, likely under less favorable terms than those offered by SJC.

Description of the SPA

The SPA provides that the Loan shall be conducted through three (3) separate tranche closings, provided, however, that SJC has the ability, exercisable in its sole discretion, to purchase any principal face amount of Convertible Notes prior to the dates of the tranche closings provided for in the SPA. Pursuant to the Agreement, the initial tranche closing, which occurred on the Execution Date, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $1.1 million, for a purchase price of One Million Dollars ($1,000,000).

Pursuant to the SPA, upon the filing by the Company with the SEC of a registration statement (the “Registration Statement”) registering for resale under the Securities Act of 1933, as amended (the “Securities Act”) the shares of Comon Stock issuable upon conversion of the Convertible Notes, SJC shall be required to purchase a Convertible Note in the principal face amount of $550,000, for a purchase price of Five Hundred Thousand Dollars ($500,000).

Pursuant to the SPA, upon the SEC declaring the Registration Statement effective, subject to the stockholders having approved this Proposal No. 7, SJC shall be required to purchase a Convertible Note in the principal face amount of $1.1 million, for a purchase price of One Million Dollars ($1,000,000).

Commencing on the Execution Date and continuing for a period of ninety (90) days thereafter, neither the Company nor any subsidiary thereof shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or instruments convertible into, exercisable or exchangeable for such shares of Common Stock, with certain exceptions.

Additionally, commencing on the Execution Date and continuing until the earlier of (i) such date when the Convertible Notes are no longer outstanding or (ii) one (1) year thereafter, the Company shall be prohibited from entering into a variable rate transaction.

From the Execution Date and continuing until the date that is one (1) year therefrom, SJC shall have a right of first refusal with respect to any investment proposed to be made by any individual or entity for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such period.

The SPA contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Description of Convertible Notes

The first Convertible Note, which was issued to SJC on August 13, 2025, has a principal face amount of $1,100,000 and was issued with an original issue discount of ten percent (10%). The second and third Convertible Notes will be issued as described above under “Description of the SPA”. The Convertible Notes accrue interest at the rate of 8% per annum, unless an event of default (as defined in the Convertible Notes) occurs, at which time the Convertible Notes in excess of $500,000 would accrue interest at 20% per annum. The Convertible Notes will mature on the first anniversary of issuance. The Convertible Notes are convertible into shares (the “Conversion Shares”) of the Company’s Common Stock at any time after NYSE American approval of the Supplemental Listing Application (the “SLAP”) at a conversion price (the “Conversion Price”) equal to the greater of (i) $1.00 (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 80% of the lowest VWAP (as defined in the Convertible Notes) of the Common Stock during the ten (10) trading days immediately prior to the date of conversion into shares of Common Stock, but not greater than $10.00 per share.

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the NYSE American unless the Company first obtains stockholder approval.

The Convertible Notes contain standard and customary events of default including, but not limited to, failure to pay amounts due under the Convertible Notes when required, failure to deliver Conversion Shares when required, default in covenants and bankruptcy events.

The foregoing descriptions of the SPA, the Convertible Notes and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the SPA filed as Exhibit 10.1, and the form of the Convertible Note filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on August 14, 2025 and are incorporated herein by reference.

Stockholder Approval Requirement

As noted above, the number of shares to be issued to SJC is initially limited to 19.99% of the total number of shares of Common Stock outstanding as of the Execution Date until such time as the stockholders of the Company approve the issuance of the additional Conversion Shares. We have agreed to promptly seek such stockholder approval and are seeking such approval at the Meeting.

Rule 713(a) of the NYSE American requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding Common Stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer.

Stockholder approval of this Proposal No. 7 will constitute stockholder approval for purposes of Rule 713(a) of the NYSE American.

We are seeking stockholder approval for the issuance of 2,750,000 shares of Common Stock (assuming the Convertible Notes are converted at the Floor Price), plus such number of shares of Common Stock issuable upon conversion of accrued but unpaid interest, to SJC in connection with the conversion of the Convertible Notes.

Our stockholders are not entitled to dissenters’ rights with respect to this Proposal No. 7, and we will not independently provide stockholders with any such right.

Reasons for Transaction

The Company was in need of financing to fund its operations at the time of the SPA was entered into, necessitating the issuance of first Convertible Note, and expects that it will need to raise significant cash financing to operate and expand its operations in the foreseeable future. If this Proposal No. 7 is not approved by our stockholders, the Company will not be able to extinguish its debt, represented by the Loan, to SJC through permitting SJC to fully convert its Convertible Notes. In that event, the Company anticipates it would need to seek alternative methods of repaying the debt owed to SJC, likely under less favorable terms than those offered by SJC.

Effect on Current Stockholders; Dilution

The Convertible Notes do not affect the rights of the holders of outstanding Common Stock, but the issuance of Conversion Shares to SJC pursuant to the terms of the Convertible Notes will have a dilutive effect on our existing stockholders, including the voting power and the economic rights of the existing stockholders. If we were to have issued SJC all _______ Conversion Shares (including such number of shares of Common Stock issuable upon conversion of accrued but unpaid interest) that it may acquire presuming stockholder approval upon conversion of the Convertible Notes, assuming the entirety of the Convertible Notes it may acquire with stockholder approval had been converted on the Record Date, SJC would have acquired approximately _____% of the ____________ shares of Common Stock that would then have been outstanding as of the Record Date.

The availability for sale of a large number of shares by SJC may depress the market price of our Common Stock and could in the future impair our ability to raise additional capital through the public sale of our Common Stock. We do not have any arrangement with SJC to address the possible effect on the price of our Common Stock of the sale by SJC of its shares.

Pursuant to the Convertible Notes, the Company shall not issue, and SJC shall not acquire, any shares of our Common Stock under the Convertible Notes if such shares proposed to be issued and sold, when aggregated with all other shares of our Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by SJC and its affiliates, would result in the beneficial ownership by SJC and its affiliates in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. This beneficial ownership limitation limits the number of shares SJC may beneficially own at any one time to 4.99% of our outstanding Common Stock, provided, however, that SJC may, upon notice to the Company, increase the Maximum Percentage to 9.99%, which would be effective 61 days after such notice is delivered to the Company. Consequently, the number of shares SJC may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our Common Stock increases over time. SJC may sell some or all of the shares it acquires upon conversion of the Convertible Notes, subject to SJC’s compliance with the Securities Act and applicable state law. Even though SJC’s beneficial ownership of our Common Stock is subject to the Maximum Percentage, SJC may be in a position to exert influence over the Company and there is no guarantee that the interests of SJC will align with the interests of other stockholders.

Required Vote and Board Recommendation

The issuance of shares underlying the Convertible Notes to SJC requires the receipt of the affirmative vote of a majority of the votes cast on this proposal at the Meeting.

The Board unanimously recommends a vote “FOR” the approval of the issuance of shares of Common Stock underlying the Convertible Notes to SJC in order to comply with Rule 713(a) of the NYSE American.

PROPOSAL NO. 8

APPROVAL TO ADJOURN THE MEETING TO A LATER DATE OR TIME, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE OTHER PROPOSALS BEFORE THE MEETING

Overview

The Adjournment Proposal, if adopted, will allow the Chairman of the Meeting to adjourn the Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the Company’s stockholders in the event that based upon the tabulated vote at the time of the Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Authorized Share Increase Proposal, the Blank Check Preferred Proposal, the Class B Common Proposal, the Incentive Plan Proposal or the PIPE Proposal. In no event will the Meeting be adjourned beyond the date by which it may properly done under the Company’s Bylaws or Maryland law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by stockholders, the Company may not be able to adjourn the Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposals.

Required Vote and Board Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Meeting.

The Board unanimously recommends a vote “FOR” the approval to adjourn the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (1) each of our current directors; (2) each of the executive officers; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of the Record Date, there were ________ shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and address of beneficial owner	Number of shares beneficially owned	Approximate percent of class
Greater than 5% Beneficial Owners:
JLA Realty Associates, LLC
Ault & Company, Inc.
Poplar Point Capital Management LLC
Directors and Officers: (1)
Harvey B. Grossblatt
James B. Huff
Milton C. Ault, III
Henry Nisser
Ronald A. Seff, M.D.
Ira F. Bormel, CPA
All directors and executive officers as a group (seven persons)

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Universal Safety Products, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117.

OTHER BUSINESS

The Board knows of no business to be brought before the Meeting other than as set forth above. If other matters properly come before the stockholders at the Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President and Chief Executive Officer of the Board

September __, 2025

ANNEX A

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

“FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Two Hundred Twenty Million (220,000,000), with a par value of one cent ($0.01) per share, having an aggregate par value of Two Million Two Hundred Thousand Dollars ($2,200,000).”

SECOND: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2025. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SECURITY INSTRUMENTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

A-1

ANNEX B

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

“FIFTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is Forty-Five Million (45,000,000). Twenty Million (20,000,000) shares shall be Common Stock, with a par value of one cent ($0.01) per share, having an aggregate par value of Two Hundred Thousand Dollars ($200,000), and Twenty-Five Million (25,000,000) shares shall be Preferred Stock, with a par value of one cent ($0.01) per share, having an aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the MGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

SECOND: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2025. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SECURITY INSTRUMENTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

B-1

ANNEX C

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

“FIFTH:

Section 1.      Authorized Shares.

This Corporation is authorized to issue Two Hundred Million (200,000,000) shares of Class A Common Stock, par value with a par value of One Cent ($0.01) per share, having an aggregate par value of Two Million Dollars ($2,000,000) (the “Class A Common Stock”) and Twenty Million (20,000,000) shares of Class B Common Stock, par value with a par value of One Cent ($0.01) per share, having an aggregate par value of Two Hundred Thousand Dollars ($200,000) (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).

Section 2.      Common Stock.

A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a)            Voting Rights.

(i)            Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii)           Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii)           Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b)            Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c)            Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

(d)            Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e)            Equal Status. Except as expressly provided in this Article FIFTH, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock.

(f)            Conversion.

(i)            As used in this Section 2(f), the following terms shall have the following meanings:

(1)            “Class B Stockholder” shall mean any person to whom or to which shares of Class B Common Stock will be issued during the Corporation’s existence.

(2)            “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 2(f)(i)(4):

(A)            the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

(B)            entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (C) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or

(C)            the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

(5)            “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

(ii)            Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(iii)           Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share.

(iv)           The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive.

(v)           In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 2, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 2 shall be retired and may not be reissued.

(g)            Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

SECOND: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2025. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SECURITY INSTRUMENTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

ANNEX D

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by adding the following new Article ELEVENTH after Article TENTH thereof:

“ELEVENTH: Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.”

THIRD: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2025. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SECURITY INSTRUMENTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

D-1

ANNEX E

UNIVERSAL SAFETY PRODUCTS, INC.

2025 STOCK INCENTIVE PLAN

(effective August 27, 2025, subject to shareholder approval)

1            General

1.1            Purpose. The purposes of the Universal Safety Products, Inc. 2025 Stock Incentive Plan (the “Plan”) is to promote the interests of Universal Safety Products, Inc. (the “Company”) and the shareholders of the Company by providing (i) executive officers and other employees of the Company and its Subsidiaries (as defined below), (ii) certain advisors who perform services for the Company and its Subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with appropriate incentives and rewards to encourage them to enter into and continue in the employ and service of the Company and to acquire a proprietary interest in the long-term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

1.2            Effective Date and Term. The Plan will become effective upon the date it is approved by the shareholders of the Company (the “Effective Date”). Unless terminated earlier by the Committee, the Plan will expire on the tenth (10th) anniversary of the Effective Date.

1.3            Definitions. Capitalized terms in the Plan, unless defined elsewhere in the Plan, shall be defined as set forth below:

1934 Act. The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

Affiliated Company. The term “Affiliated Company” means any company, partnership, association, organization or other entity controlled by, controlling or under common control with the Company.

Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

Award Agreement. The term “Award Agreement” means a written or electronic Award grant agreement under the Plan.

Change of Control. The term “Change of Control” shall be deemed to occur if and when:

(i)	any person, including a “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	all or substantially all of the assets of the Company are sold, transferred or distributed, or the Company is dissolved or liquidated; or

(iv)	a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”) is consummated, in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction.

Notwithstanding the foregoing or any other provision of this Plan, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. For the avoidance of doubt, solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change of Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for purposes of determining whether a Grantee's rights to such Award become vested or otherwise unconditional upon the Change in Control.

Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

Committee. The term “Committee” means the committee of the Board described in Section 2 hereof and any sub-committee established by such Committee pursuant to Section 2.4 hereof.

Covered Employee. The term “Covered Employee” means an Employee who is, or who is anticipated to become, between the time of grant and payment of the Award, a “covered employee,” as such term is defined in Section 162(m)(3) of the Code (or any successor section thereof).

Disability. The term “Disability” means “Disability” as defined in any Award Agreement to which the Grantee is a party.

Eligible Grantee. The term “Eligible Grantee” shall mean any Employee, Non-Employee Director or Key Advisor, as determined by the Committee in its sole discretion.

Employee. The term “Employee” means an active employee of the Company or a Subsidiary, but excluding any person who is classified by the Company or a Subsidiary as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court, or any employee who is not actively employed, as determined by the Committee. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the “Fair Market Value” as of that date shall be, unless otherwise determined by the Committee, the closing sale price during regular trading hours of the Stock on the date on the principal securities market in which shares of Stock is then traded; or, if there were no trades on that date, the closing sale price during regular trading hours of the Stock on the first trading day prior to that date. If the Stock is not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of such amount shall be made by the Committee in such manner as it deems appropriate.

Grantee. The term “Grantee” means an Employee, Non-Employee Director or Key Advisor of the Company or a Subsidiary who has been granted an Award under the Plan.

ISO. The term “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

Key Advisor. The term “Key Advisor” means a consultant or other key advisor who performs services for the Company or a Subsidiary.

Non-Employee Director. The term “Non-Employee Director” means a member of the Board who is not an Employee.

NQSO. The term “NQSO” means any Option that is not designated as an ISO, or which is designated by the Committee as an ISO but which subsequently fails or ceases to qualify as an ISO.

Option. The term “Option” means a right, granted to an Eligible Grantee under Section 4.2(i) hereof, to purchase shares of Stock. An Option may be either an ISO or an NQSO.

Other Stock-Based Award. The term “Other Stock-Based Award” means a right or other interest granted to an Eligible Grantee under Section 4.2(v) hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to an Eligible Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

Performance Award. The term “Performance Award” means a grant made pursuant to Section 4.2(viii) hereof, the amount and settlement of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the related Award Agreement. Performance Awards may be granted in the form of Stock Options, SARs, Restricted Stock, Restricted Stock Units, and/or Other Stock-Based Awards.

Performance Goals. The term “Performance Goals” means performance goals based on the attainment on an absolute or relative basis by the Company or any Subsidiary of the Company or any Affiliated Company (or any division or business unit of any such entity), or any two or more of the foregoing, of performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (if applicable, any performance criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before or after deduction for all or any portion of income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xii) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xiii) total shareholder return; (xiv) return on assets or net assets; (xv) return on sales; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) gross or net profit margin; (xix) cost reductions or savings; (xx) productivity; (xxi) operating efficiency; (xxii) working capital; (xxiii) market share; (xxiv) customer satisfaction; and (xxv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Any of the above Performance Goals may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Subject to the limitations in Section 4.2 hereof, the Committee in its sole discretion may designate additional business criteria on which the Performance Goals may be based or adjust, or modify or amend the aforementioned business criteria. The relative weights of the criteria that comprise the Performance Goals shall be determined by the Committee in its sole discretion. In establishing the Performance Goals for a performance period, the Committee may establish different Performance Goals for individual Grantees or groups of Grantees. Subject to the limitations in Section 4.2(viii)(d) hereof, the Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or any Affiliated Company or the financial statements of the Company or any Subsidiary of the Company or any Affiliated Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, as applicable. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned.

Performance Measure. The term “Performance Measure” means, with respect to a Performance Award, one or more of the criteria identified at Section 4.2(viii) hereof selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related Award Agreement. For purposes of clarity, the Committee may establish a Performance Measure on a regional or jurisdictional basis, Subsidiary by Subsidiary basis, product-line basis, consolidated Company basis, or any other manner that it determines appropriate in its sole discretion.

Performance Period. The term “Performance Period” means, with respect to a Performance Award, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured.

Restricted Stock. The term “Restricted Stock” means an Award of shares of Stock to an Eligible Grantee under Section 4.2(iii) hereof that may be subject to certain restrictions and to a risk of forfeiture. Stock issued upon the exercise of Options or SARs is not “Restricted Stock” for purposes of the plan, even if subject to post-issuance transfer restrictions or forfeiture conditions. When Restricted Stock vests, it ceases to be “Restricted Stock” for purposes of the Plan.

Restricted Stock Unit. The term “Restricted Stock Unit” means a right granted to an Eligible Grantee under Section 4.2(iv) hereof to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

Retirement. The term “Retirement” means any termination of employment or service as an Employee, Non-Employee Director or Key Advisor as a result of retirement in good standing under the rules of the Company or a Subsidiary, as applicable, then in effect.

Rule 16b-3. The term “Rule 16b-3” means Rule 16b-3 under Section 16 of the 1934 Act, as from time to time in effect promulgated by the Securities and Exchange Commission, including any successor to such Rule.

Section 162(m) Grandfathered Award. The term “Section 162(m) Grandfathered Award” means an Award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and that is eligible for transition relief from the changes to Section 162(m) provided under the Tax Cuts and Jobs Act.

Stock. The term “Stock” means shares of common stock, par value $0.01 per share, of the Company.

Stock Appreciation Right or SAR. The term “Stock Appreciation Right” or “SAR” means the right, granted to an Eligible Grantee under Section 4.2(ii) hereof, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

Subsidiary. The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, including, without limitation, any subsidiary corporation in which the Company has at least a 50% ownership interest, as determined in the discretion of the Committee.

Substitute Award. The term “Substitute Award” means an Award granted or Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary of the Company or with which the Company or a Subsidiary combines.

2            Administration

2.1            Committee. The authority to manage the operation of and administer the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 2. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee directors within the meaning of Rule 16b-3 and, to the extent the administration of an Award relates to a Section 162(m) Grandfathered Award, are outside directors within the meaning of Section 162(m) of the Code. Unless otherwise determined by the Board, the Company’s Compensation Committee shall be designated as the “Committee” hereunder.

2.2            Powers of the Committee. The Committee’s administration of the Plan shall be subject to the following:

(i)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards;

(ii)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan;

(iii)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons; and

(iv)	In managing the operation of and administering the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company, and applicable state corporate law.

2.3            Prohibition against Repricing. Other than pursuant to Section 3.4 hereof, the Committee shall not, without the approval of the Company’s shareholders, (a) lower the option price per share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Company’s shares are then listed.

2.4            Delegation of Authority. To the extent not inconsistent with applicable law, the rules of any national securities exchange that may in the future apply to the Company, or other provisions of the Plan, the Committee may, at any time, allocate all or any portion of its responsibilities and powers to any one or more of its members or, with respect to Awards made to Employees other than executive officers, the Chief Executive Officer, including without limitation, the power to designate Grantees hereunder and determine the amount, timing and terms of Awards hereunder. Any such allocation or delegation may be revoked by the Committee at any time.

2.5            Indemnification. Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken in good faith or failure to act in good faith under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification or elimination of liability to which such persons may be entitled under the Company’s articles of incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

2.6            Minimum Vesting Requirement for Full-Value Awards. Notwithstanding anything to the contrary, Grantees of full-value Awards (i.e., Awards other than Options and SARs), will be required to continue to provide services to the Company (or an Affiliated Company) for not less than one-year following the date of grant in order for any such full-value Awards to fully or partially vest (other than in case of death, Disability or a Change of Control). Notwithstanding the foregoing, up to five percent (5%) of the available shares of Stock authorized for issuance under the Plan pursuant to Section 3.1 hereof may provide for vesting of full-value Awards, partially or in full, in less than one-year.

3            Available Shares of Stock under the Plan

3.1            Shares Available for Awards. Subject to the adjustments described in Section 3 herein, the maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 1,000,000. Any shares of Stock that are subject to Options or SARs or any type of Award shall be counted against this limit as one (1) share for every one (1) share granted.

3.2            Forfeited, Cancelled and Expired Awards. Awards granted under the Plan that are forfeited, expire or are canceled or settled without issuance of Stock shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 3.1 hereof and shall be available for future Awards under the Plan. Any Stock that again becomes available for Awards under the Plan pursuant to this Section 3.2 shall be added as one (1) share for every one (1) share subject to Options, SARs or any other type of Award granted under the Plan.

3.3            Prohibition on Share Recycling. Notwithstanding anything to the contrary, any and all Stock that is (i) withheld or tendered in payment of an Option exercise price; (ii) withheld by the Company or tendered by the Grantee to satisfy any tax withholding obligation with respect to any Award; (iii) covered by a SAR (to the extent that it is settled in Stock, without regard to the number of shares of Stock that are actually issued to the Grantee upon exercise); (iv) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, shall not be added to the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3.1 hereof.

3.4            Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to (a) the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3.1 hereof, (b) the number of shares of Stock issuable upon outstanding Awards, and (c) any individual Award limitations or restrictions, as applicable. In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Grantees, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award, and/or a Performance Goals. Any adjustments under this Section 3.4 shall be consistent with Section 409A or Section 424 of the Code, to the extent applicable, and made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 or qualification under Section 162(m) of the Code, to the extent each may be applicable. The Company shall give each Grantee notice of an adjustment to an Award hereunder and, upon notice, such adjustment shall be final, binding and conclusive for all purposes. Notwithstanding the foregoing, the Committee shall decline to adjust any Award made to a Grantee if such adjustment would violate applicable law.

3.5            Fractional Shares. The Company shall not be obligated to issue any fractional shares of Stock in settlement of Awards granted under the Plan. Except as otherwise provided in an Award Agreement or determined by the Committee, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued.  The Committee may, in its discretion, determine that a fractional share shall be settled in cash.

3.6            Substitute Awards; Plans of Acquired Companies. Substitute Awards shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 3.1 hereof. In addition, shares of Stock issued in connection with awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or any Subsidiary of the Company (including by way of merger, combination or similar transaction) will not count against the number of shares of Stock that may be issued under the Plan. Available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.

4            Awards

4.1            General. The term of each Award shall be for such period as may be determined by the Committee, subject to the limitations set forth below. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant, such additional terms and conditions not inconsistent with the provisions of the Plan, including, but not limited to forfeiture and clawback provisions, as the Committee shall determine; provided, however, that any such terms and conditions shall not be inconsistent with Section 409A of the Code.

4.2            Types of Awards. The Committee is authorized to grant the Awards described in this Section 4.2, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine.

(i)	Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

a.	Type of Award. The Award Agreement evidencing an Option shall designate the Option as either an ISO or an NQSO, as determined in the discretion of the Committee. At the time of the grant of Options, the Committee may place restrictions on the exercisability or vesting of Options that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year.

b.	Exercise Price. The exercise price of each Option granted under this Section 4.2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award. Notwithstanding the foregoing, the exercise price of any Substitute Awards may be issued at any such price as the Committee determines necessary in order to preserve for such newly Eligible Grantee the economic value of all or a portion of such acquired entity award. No dividends or dividend equivalents will be paid on shares of Stock subject to an Option.

c.	Exercise. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee and set forth in the Award Agreement, and upon provision for the payment in full of the exercise price and applicable taxes due, the Grantee shall be entitled to exercise the Option and receive the number of shares of Stock issuable in connection with the Option exercise provided, however, that no Option may be exercised more than ten years after its grant date. Except as set forth in Section 4.3 hereof, no NQSO granted hereunder may be exercised after the earlier of (A) the expiration of the NQSO or (B) unless otherwise provided by the Committee in an Award Agreement, ninety days after the severance of an NQSO holder’s employment or service with the Company or any Subsidiary. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. An Option may be exercised by any method as may be permitted by the Committee from time to time, including but not limited to any “net exercise” or other “cashless” exercise method.

d.	Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 4.2(i), ISOs shall comply with all other requirements under Section 422 of the Code. Accordingly, ISOs may be granted only to Eligible Grantees who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any “Parent Corporation” (as defined in Section 424(e) of the Code) or of any “Subsidiary Corporation” (as defined in Section 424(f) of the Code) on the date of grant. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by an Eligible Grantee during any calendar year shall not exceed $100,000. ISOs shall not be transferable by the Eligible Grantee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Eligible Grantee's lifetime, only by such Eligible Grantee. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting stock of the Company or of any Parent Corporation or of any Subsidiary Corporation, unless the exercise price of the ISO is fixed at not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth (5th) anniversary of the ISO's date of grant. In addition, no ISO shall be issued to an Eligible Grantee in tandem with an NQSO issued to such Eligible Grantee in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.

(ii)	SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

a.	In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee. At the time of the grant of SARs, the Committee may place restrictions on the exercisability or vesting of SARs that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year.

b.	Term and Exercisability of SARs. SARs shall be exercisable over the exercise period at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, however, that no SAR may be exercised more than ten years after its grant date. Except as set forth in Section 4.3 hereof, no SAR granted hereunder may be exercised after the earlier of (A) the expiration of the SAR or (B) unless otherwise provided by the Committee in an Award Agreement, ninety days after the severance of an SAR holder’s employment or service with the Company or any Subsidiary.

c.	Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). An SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent. No dividends or dividend equivalents will be paid on shares of Stock subject to an SAR.

(iii)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

a.	Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

b.	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate.

c.	Dividends. Except to the extent restricted under the applicable Award Agreement, cash dividends paid on Restricted Stock shall be paid at the dividend payment date subject to no restriction. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend shall be subject to the transfer restrictions, forfeiture risks and vesting conditions to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends for Restricted Stock subject to Performance Goals; for such Awards, dividends may accrue but shall not be payable unless and until the Award vests upon satisfaction of the applicable Performance Goals and all other applicable conditions to vesting.

(iv)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

a.	Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year.

b.	Benefit upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

c.	Dividend Equivalents. To the extent provided in an Award Agreement, subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may, at the time of grant of the Restricted Stock Unit, be made subject to the transfer restrictions, forfeiture risks, vesting and conditions of the Restricted Stock Units and subject to such other conditions, restrictions and contingencies as the Committee shall establish at the time of grant of the Restricted Stock Unit, including the reinvestment of such credited amounts in Stock equivalents, provided that all such conditions, restrictions and contingencies shall comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing in this Section 4.2(iv)(c), dividend equivalents may accrue on unearned Restricted Stock Units subject to Performance Goals but shall not be payable unless and until the applicable Performance Goals are met and certified.

(v)	Other Stock-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. At the time of the grant of Other Stock-Based Awards, the Committee may place restrictions on the payout or vesting of Other Stock-Based Awards that shall lapse, in whole or in part, upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year. The Committee shall determine the terms and conditions of such Awards on the date of grant. Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

(vi)	Settlement of Options and SARs. Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee and set forth in the Award Agreement. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

(vii)	Vesting; Additional Terms. Subject to Section 2.6, and except as provided in Section 4.3, hereof, other than Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards conditioned upon the attainment of Performance Goals that relate to performance periods of at least one fiscal year, Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted hereunder shall vest as determined by the Committee and set forth in the Award Agreement. The term of any Award granted under the Plan will not exceed ten years from the date of grant.

(viii)	Qualified Performance-Based Compensation.

a.	The Committee may determine that Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted to a Covered Employee shall be considered “performance-based compensation,” or Performance Awards, in which case the provisions of this Section 4.2(viii) shall apply. To the extent required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than qualifying Options and qualifying SARs) shall terminate upon the first meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders first approve this Plan.

b.	When Performance Awards are made under this Section 4.2(viii), the Committee shall establish in writing (i) the objective Performance Goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the Performance Goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code. The Performance Goals shall satisfy the Committee’s requirements for “performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Performance Awards identified by the Committee as “performance-based compensation.”

c.	At the time each a Performance Award is granted, the Committee shall establish in writing the Performance Period, the Performance Measure and the Performance Goals in respect of such Performance Awards.

d.	The Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or any Affiliated Company or the financial statements of the Company or any Subsidiary of the Company or any Affiliated Company, for the following items: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs, including discontinued operations; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) any reorganization or change in the corporate or capital structures of the Company; (8) foreign exchange gains and losses; (9) business interruption events; (10) annual incentive payments or other bonuses; or (11) capital charges, provided such adjustment is appropriate and consistent with the requirements established by the Committee to which the Performance Goal relates. In addition, the Committee may specify that certain equitable adjustments to the Performance Goals will be made during the applicable Performance Period, provided such specification is appropriate and consistent with the requirements established by the Committee pursuant to Section 4.2(viii)(c) hereof.

e.	The Committee may provide in the Award Agreement that Awards under this Section 4.2(viii) shall be payable, in whole or in part, in the event of the Grantee’s death or Disability, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

(ix)	Automatic Extended Exercisability in Certain Cases. Notwithstanding the foregoing provisions of this Section, if the date an Award would otherwise terminate is a date that the Grantee is prohibited from exercising the Award under the Company’s insider trading policy or such other conditions under applicable securities laws as the Committee shall specify, the term of the Award shall be extended to the second business day after the Grantee is no longer so prohibited from exercising the Award, but in no event shall the Award be extended beyond the original stated term of the Award.

4.3            Change of Control of the Company.

(i)	The Committee may, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control:

a.	provide for the cancellation of any Awards then outstanding if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) in the Change of Control replaces the Awards with new rights of substantially equivalent value, as determined by the Committee. For an Award to be validly assumed by a successor for purpose of this Section 4.3(i)(a), it must (x) provide such Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules; (y) have substantially equivalent value to such Award (determined at the time of the Change in Control); and (z) be based on stock that is traded on an established U.S. securities market or an established securities market outside the United Stated upon which the Grantees could readily trade the stock without administrative burdens or complexities. In the event of any ambiguity or discrepancy, the determination of the Committee shall be final and binding;

b.	provide that upon an involuntary termination of a Grantee’s employment as a result of a Change of Control, any time periods shall accelerate, and any other conditions relating to the vesting, exercise, payment or distribution of an Award shall be waived; or

c.	provide that Awards shall be purchased for an amount of cash equal to the amount that could have been obtained for the shares covered by a Restricted Stock Award if it had been vested and or by an Option or SAR if it had been exercised at the time of the Change of Control, provided however that Awards outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the consideration payable with respect to one share of Stock in connection with the Change in Control is less than the exercise price or grant price applicable to such Award, as applicable.

(ii)	Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the vesting, payment, purchase or distribution of an Award may not be accelerated by reason of a Change of Control for any Grantee unless the Grantee’s employment is involuntarily terminated as a result of the Change of Control as provided in the Award Agreement or in any other written agreement, including an employment agreement, between us and the Grantee.

4.4            Limitation on Award Grants to Non-Employee Directors. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $350,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (x) the aggregate limit does not exceed $500,000 in total value during a fiscal year and (y) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

5            Operation

5.1            Duration. Grants may be made under the Plan through August 26, 2035. In the event of Plan termination while Awards remain outstanding, the Plan shall remain in effect as long as any Awards under it are outstanding, although no further grants may be made following Plan termination.

5.2            Uncertificated Stock. Nothing contained in the Plan shall prohibit the issuance of Stock on an uncertificated basis, to the extent allowed by the Company’s Articles of Incorporation and Bylaws, by applicable law and by the applicable rules of any stock exchange.

5.3            Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Grantee, through the surrender of shares of Stock which the Grantee already owns, through withholding from other compensation payable to the Grantee or through the surrender of unrestricted shares of Stock to which the Grantee is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law (or, if permitted by the Company, such other withholding rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules).

5.4            Use of Shares. Subject to the limitations on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.5            Non-transferability. Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, or vesting of a Restricted Stock Award may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred by a Grantee in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may permit Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time and without payment or consideration to a member of a Grantee’s immediate family or to a trust or similar vehicle for the benefit of a Grantee’s immediate family members. During the lifetime of a Grantee, all rights with respect to Awards shall be exercisable only by such Grantee or, if applicable pursuant to the preceding sentence, a permitted transferee.

5.6            Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Grantee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.7            Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Grantee shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Grantee, and the Committee may, but need not, require that the Grantee shall sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Grantee signature is required.

5.8            Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.9            Limitation of Implied Rights.

(i)	The Plan shall at all times be unfunded and neither a Grantee nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Grantee or any other person. A Grantee shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(ii)	The Plan does not constitute a contract of employment or service, and selection as a Grantee will not give any participating Employee, Non-Employee Director or Key Advisor the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan or the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.10          Section 409A. It is intended that all Options and SARs granted under the Plan shall be exempt from the provisions of Section 409A of the Code and that all other Awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any Award Agreements issued hereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if required by Section 409A of the Code, if a Grantee is considered a “specified employee” for purposes of Section 409A of the Code and if payment of any Award under this Plan is required to be delayed for a period of six months after “separation from service” within the meaning of Section 409A of the Code, payment of such Award shall be delayed as required by Section 409A of the Code, and the accumulated amounts with respect to such Award shall be paid in a lump sum payment within ten days after the end of the six month period. If the Grantee dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A of the Code shall be paid to the Grantee’s beneficiary within sixty (60) days after the date of the Grantee’s death. For purposes of Section 409A of the Code, each payment under the Plan shall be treated as a separate payment. In no event shall a Grantee, directly or indirectly, designate the calendar year of payment. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

5.11          Regulations and Other Approvals.

(i)	The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)	Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)	In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and applicable state securities laws, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv)	With respect to persons subject to Section 16 of the 1934 Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3.

(v)	All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the Effective Date. Subject to the requirements of applicable law, any such compensation, clawback and recoupment policies shall apply to Awards made after the effective date of the policy.

5.12          Non-Employee Director Award Deferrals. The Committee may permit a Non-Employee Director to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Non-Employee Director in connection with any Restricted Stock, Restricted Stock Units or Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals, which rules and procedures shall be consistent with applicable requirements of Section 409A of the Code. Unless otherwise specified in a Non-Employee Director’s valid election, any deferred amount will be deferred until the earliest to occur of the Non-Employee Director’s death, separation from service, or Change of Control; provided that any such deferral election is made by the Non-Employee Director on or prior to December 31 of the calendar year preceding the calendar year in which any such amounts are earned, or, if such Non-Employee Director is newly eligible for purposes of Section 409A of the Code, then within 30 days following the date he or she is first eligible, and then only with respect to amounts earned after the date of the election.

6            Amendment and Termination

The Plan may be terminated or amended by the Board at any time, except that the following actions may not be taken without shareholder approval:

(i)	any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii)	any change in the class of persons eligible to receive ISOs under the Plan;

(iii)	any change in the requirements of Sections 4.2(i)(b) and 4.2(ii)(c) hereof regarding the exercise price of Options and the grant price of SARs;

(iv)	any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, as set forth in Section 2.3 hereof; or

(v)	any other amendment to the Plan that would require approval of the Company’s shareholders under applicable law, regulation or rule or stock exchange listing requirement.

Notwithstanding any of the foregoing, adjustments pursuant to Section 3 hereof shall not be subject to the foregoing limitations of this Section 6.

7            Governing Law

The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York, except that any principles or provisions of New York law that would apply the law of another jurisdiction (other than applicable provisions of U.S. Federal law) shall be disregarded. Notwithstanding the foregoing, matters with respect to indemnification, delegation of authority under the Plan, and the legality of shares of Stock issued under the Plan, shall be governed by the Maryland General Corporation Law.

8            Severability

If any of the provision of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any such provision is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed modified to the minimum extent necessary in order to make such provision enforceable.

9            Clawback and Non-compete

Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.

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